Exhibit 99.1

NEWS RELEASE

NETGEAR® REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS

Enterprise segment delivers another quarter of double-digit revenue growth year over year

Q4 operating margin above the high end of guidance

Q4 record high GAAP gross margin of 40.4% & non-GAAP gross margin of 41.2%

Repurchased $50 million of shares of common stock in 2025

SAN JOSE, California – February 4, 2026 - NETGEAR, Inc. (NASDAQ: NTGR), a global leader in intelligent networking solutions designed to power extraordinary experiences, today reported financial results for the fourth quarter and full year ended December 31, 2025.

Q4 2025

•
Net revenue of $182.5 million, flat as compared to Q4 prior year
•
GAAP gross margin of 40.4%, up 780 basis points from 32.6% in Q4 prior year

Non-GAAP gross margin of 41.2%, up 840 basis points from 32.8% in Q4 prior year

•
GAAP operating income of $(4.7) million compared to $(15.1) million from Q4 prior year

Non-GAAP operating income of $5.9 million compared to $(4.2) million from Q4 prior year

•
GAAP EPS of $(0.02) compared to $(0.31) from Q4 prior year

Non-GAAP EPS of $0.26 compared to $(0.06) from Q4 prior year

2025 Fiscal Year

•
Net revenue of $699.6 million, up 3.8% from the prior year
•
GAAP gross margin of 38.0%, up from 29.1% in the prior year

Non-GAAP gross margin of 38.5%, up from 29.3% in the prior year

•
GAAP operating income of $(34.2) million compared to $12.2 million in the prior year

Non-GAAP operating income of $5.9 million compared to $(49.6) million in the prior year

•
GAAP EPS of $(0.63) compared to $0.42 in the prior year

Non-GAAP EPS $0.44 compared to $(0.91) in the prior year

For context, in Q3 2024 NETGEAR settled a significant legal dispute for over $100 million resulting in higher-than-normal GAAP operating income and EPS for that year.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

CJ Prober, Chief Executive Officer, commented, “We exited 2025 with a strong fourth quarter that underscored the momentum we’ve built across the business, delivering the first year of revenue growth in five years and a 920 basis point increase in our non-GAAP gross margin compared to the prior year. It’s clear that our transformation is enabling streamlined execution and disciplined focus in pursuit of our highest growth opportunities. This culminated in revenue at the high end of our guidance and record quarterly non-GAAP gross margin of 41.2% for the quarter. Driven by continued strength in our higher margin Enterprise business and coupled with improved mix and cost performance in our Consumer business, NETGEAR has fundamentally changed its profitability profile while investing for long-term growth. We delivered non-GAAP profit every quarter of the year, surpassing our expectations. As we embark on 2026, we are focused on building on this momentum by continuing to invest in our highest-growth opportunities, driving further software-led innovation, deepening partner engagements, and expanding the value we deliver to customers. With a strengthened balance sheet and resilient margins, we believe NETGEAR is well positioned to deliver long-term value creation.”

Bryan Murray, Chief Financial Officer, added, “Our fourth quarter results highlight the strength of our financial execution and the breadth of the improvements we’ve made across the business over the past two years. We have a leaner operating model and we are seeing our optimized execution translate to the bottom line. With strong free cash flow, we ended the quarter with $323 million in cash and short-term investments even after repurchasing $15 million of shares, positioning us well to deliver long-term shareholder value as we enter 2026.”

Enterprise Segment Results

•
Revenue was $89.4 million, up 10.6% year over year
•
Non-GAAP gross margin was 51.4%, up 750 basis points year over year
•
Non-GAAP contribution margin was 22.9%, up 320 basis points year over year

Mr. Prober continued, “Enterprise again delivered robust year-over-year performance, as demonstrated by solid revenue growth and substantial margin improvement even in the face of supply headwinds, powered by strong end user demand for our ProAV solutions. Over the past year, we have made significant progress in developing our software offerings to further our differentiation in the market with several acquisitions and the founding of our Chennai software development center. In addition, we introduced the industry’s only all-in-one SASE and hybrid firewall platform, launched an AV professional services team and Partner Success Program, and added more than 150 partners to our AV ecosystem in the year. These actions have strengthened the trajectory of the Enterprise business and further solidified our leadership position in the AV industry and, with an improving supply position entering the year, we are well-positioned for profitable growth within this business.”

Consumer Segment Results

•
Revenue was $93.1 million, down 8.4% year over year
•
Non-GAAP gross margin was 31.4%, up 750 basis points year over year
•
Non-GAAP contribution margin was 5.4%, up 670 basis points year over year

Mr. Prober continued, “In Consumer, we again saw the benefits of our refreshed product portfolio as we execute on our ‘good-better-best’ product strategy. Our WiFi 7 routers and mesh systems performed well and continue to garner accolades while helping to generate sequential share gains in key retail channels worldwide. When excluding sales to Service Providers and associated products, which were down approximately 30% year on year, the core Consumer business grew 1.6% in the quarter as compared to the prior year period. During the fourth quarter we also rolled out a new website and branding, bolstering the growth of our direct-to-consumer channels while helping to widen the funnel for our strategic subscription offerings. Led by our Armor security offering, we closed out the year with more than $40 million in annual recurring revenue. While the overall market remained competitive, our portfolio’s breadth and pricing discipline helped us defend share and improve overall segment margins. With additional improvements to our subscription offerings planned for 2026 and the launch of our eSim-enabled M7 mobile hotspot, we remain focused on further expanding our non-device revenue streams.”

Business Outlook

Within Enterprise, end user demand for our ProAV line of managed switches is expected to remain strong and we have made progress on improving our supply position for these products. On the Consumer side, while we have our broader product portfolio to address the market, we are seeing softening market demand to start the quarter, which could be attributable to broader pricing pressures from electronics makers dealing with the rising cost of memory. For Service Provider and related products, we expect revenue to be around $20 million in part tied to the latest government shutdown, which would be a decline of approximately 35% as compared to the first quarter of 2025.

Accordingly, we expect first quarter net revenue to be in the range of $145 million to $160 million. In the first quarter we expect our operating expenses to be slightly reduced from the prior quarter, aided by a small transformation-driven restructuring, with the savings being redeployed to further accelerate our transformation later in the year. Additionally, we expect a slight headwind to our gross margins of around 100 bps mainly related to the rising cost of memory. Accordingly we expect our first quarter GAAP operating margin to be in the range of (16.3)% to (13.3)%, and non-GAAP operating margin to be in the range of (6.0)% to (3.0)%. Our GAAP tax is expected to be in the range of $1 million to $2 million, and our non-GAAP tax expense is expected to be in the range of $300,000 to $1.3 million for the first quarter of 2026.

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ending
	March 28, 2026
(In millions, except for percentage data)	Operating Margin Rate	Tax Expense

GAAP	(16.3)% - (13.3)%	$1.0 - $2.0
Estimated adjustments for[1]:
Stock-based compensation expense	5.7%	-
Amortization of intangible assets	1.1%	-
Restructuring and other charges	3.5%	-
Non-GAAP tax adjustments	-	(0.7)
Non-GAAP	(6.0)% - (3.0)%	$0.3 - $1.3

1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; restructuring and other charges and discrete tax benefits or detriments that cannot be forecasted (e.g., windfalls or shortfalls from equity awards or items related to the resolution of uncertain tax positions). New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details

NETGEAR will review the fourth quarter and full year results and discuss management's expectations for the first quarter of 2026 today, Wednesday, February 4, 2026 at 5 p.m. ET (2 p.m. PT). The toll-free dial-in number for the live audio call is (888) 660-6392. The international dial-in number for the live audio call is (929) 203-0899. The conference ID for the call is 1030183. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.

Founded in 1996 and headquartered in the USA, NETGEAR® (NASDAQ: NTGR) is a global leader in innovative networking technologies for businesses, homes, and service providers. NETGEAR delivers a wide range of award-winning, intelligent solutions designed to unleash the full potential of connectivity and power extraordinary experiences. For businesses, NETGEAR offers reliable, easy-to-use, high-performance networking solutions, including switches, routers, access points, software, and AV over IP technologies, tailored to meet the diverse needs of organizations of all sizes. NETGEAR’s Consumer products deliver advanced connectivity, powerful performance, and enhanced security features right out of the box, designed to keep families safe online, whether at home or on the go. More information is available from the NETGEAR Press Room or by calling (408) 907-8000. Connect with NETGEAR: Facebook, Instagram and the NETGEAR blog at NETGEAR.com.

© 2026 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Source: NETGEAR-F

Contact:

NETGEAR Investor Relations

Erik Bylin

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, including expectations regarding growth, revenue, operating margin and gross margin; creating long-term value for shareholders; positioning NETGEAR for long term success; long-term potential and profitable growth; continued end user demand for NETGEAR’s ProAV line of managed switches; revenue from the service provider channel; expectations regarding continuing market demand for the NETGEAR’s products and services; and expectations regarding expected tax benefits or tax expenses. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for NETGEAR’s products and services may be lower than anticipated; NETGEAR may be unsuccessful, or experience delays, in manufacturing and distributing its new and existing products and services; consumers may choose not to adopt NETGEAR’s new product and services offerings or adopt competing products and services; NETGEAR may fail to manage costs, including the cost of key components, the cost of air freight and ocean freight, and the cost of developing new products and manufacturing and distribution of its existing offerings; NETGEAR may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and NETGEAR’s planned usage of such resources; changes in NETGEAR’s stock price and developments in the business that could increase NETGEAR’s cash needs; fluctuations in foreign exchange rates; loss of services of key personnel may affect NETGEAR’s ability to executive on business strategy effectively; and the actions and financial health of NETGEAR’s customers, including NETGEAR’s ability to collect receivables as they become due. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in NETGEAR’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part II - Item 1A. Risk Factors" in NETGEAR’s quarterly report on Form 10-Q for the fiscal quarter ended September 28, 2025, filed with the Securities and Exchange Commission on October 31, 2025. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP other income (expenses), net, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for amortization of intangible assets, stock-based compensation expense, acquisition related expenses, restructuring and other charges, litigation reserves, net, gain/loss on investments and others, and adjust for effects related to non-GAAP tax adjustments. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

• the ability to make more meaningful period-to-period comparisons of our on-going operating results;

• the ability to better identify trends in our underlying business and perform related trend analyses;

• a better understanding of how management plans and measures our underlying business; and

• an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangible assets consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: acquisition related expenses, restructuring and other charges, litigation reserves, net, and gain/loss on investments and others. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Non-GAAP tax adjustments consist of adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income (loss). We believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures, as well as adjustments for valuation allowances on deferred tax assets, provides our management and users of the financial statements with better clarity regarding both current period performance and the on-going performance of our business. Non-GAAP income tax expense (benefit) is computed on a current and deferred basis with non-GAAP income (loss) consistent with use of non-GAAP income (loss) as a performance measure. The Non-GAAP tax provision (benefit) is calculated by adjusting the GAAP tax provision (benefit) for the impact of the non-GAAP adjustments, with specific tax provisions such as state income tax and Base-erosion and Anti-Abuse Tax recomputed on a non-GAAP basis, as well as adjustments for valuation allowances on deferred tax assets. The tax valuation allowance is a non-cash adjustment primarily reflecting our expectations of, and assumptions as to, future operating results and applicable tax laws, that are not directly attributable to the current quarter’s operating performance. For interim periods, the non-GAAP income tax provision (benefit) is calculated based on the forecasted annual non-GAAP tax rate before discrete items and adjusted for interim discrete items. Included in the non-GAAP tax adjustments for the three and twelve months ended December 31, 2025 and December 31, 2024 are adjustments to tax expense (benefit) related to differences between our prior forecasts and actual results for the twelve months ended.

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$209,904	$286,444
Short-term investments	113,132	122,246
Accounts receivable, net	142,045	156,210
Inventories	176,456	162,539
Prepaid expenses and other current assets	31,745	30,590
Total current assets	673,282	758,029
Property and equipment, net	26,001	11,288
Operating lease right-of-use assets	36,715	28,047
Intangible assets, net	38,480	—
Goodwill	45,022	36,279
Other non-current assets	16,771	16,587
Total assets	$836,271	$850,230

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$43,749	$58,481
Accrued employee compensation	34,731	23,290
Other accrued liabilities	144,028	148,078
Deferred revenue	26,904	30,261
Income taxes payable	809	9,973
Total current liabilities	250,221	270,083
Non-current income taxes payable	7,176	7,583
Non-current operating lease liabilities	41,016	19,796
Other non-current liabilities	40,035	11,702
Total liabilities	338,448	309,164
Stockholders’ equity:
Common stock	28	29
Additional paid-in capital	1,036,545	997,912
Accumulated other comprehensive income	196	241
Accumulated deficit	(538,946)	(457,116)
Total stockholders’ equity	497,823	541,066
Total liabilities and stockholders’ equity	$836,271	$850,230

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and percentage data)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 28, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Net revenue	$182,468	$184,561	$182,419	$699,621	$673,759
Cost of revenue	108,833	112,309	123,035	433,430	477,832
Gross profit	73,635	72,252	59,384	266,191	195,927
Gross margin	40.4%	39.1%	32.6%	38.0%	29.1%
Operating expenses:
Research and development	23,239	23,328	20,099	85,721	81,082
Sales and marketing	34,877	33,762	32,212	127,733	123,694
General and administrative	19,544	20,619	17,858	78,916	63,468
Litigation reserves, net	73	98	3,613	209	(89,012)
Restructuring and other charges	646	1,514	687	7,764	4,479
Total operating expenses	78,379	79,321	74,469	300,343	183,711
Income (loss) from operations	(4,744)	(7,069)	(15,085)	(34,152)	12,216
Operating margin	(2.6)%	(3.8)%	(8.3)%	(4.9)%	1.8%
Other income, net	2,201	3,028	3,624	17,376	12,672
Income (loss) before income taxes	(2,543)	(4,041)	(11,461)	(16,776)	24,888
Provision for income taxes	(1,859)	736	(2,575)	1,147	12,525
Net income (loss)	$(684)	$(4,777)	$(8,886)	$(17,923)	$12,363

Net income (loss) per share
Basic	$(0.02)	$(0.17)	$(0.31)	$(0.63)	$0.43
Diluted	$(0.02)	$(0.17)	$(0.31)	$(0.63)	$0.42

Weighted average shares used to compute net income (loss) per share:
Basic	28,180	28,638	28,648	28,607	28,905
Diluted	28,180	28,638	28,648	28,607	29,683

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended
	December 31, 2025	December 31, 2024

Cash flows from operating activities:
Net income (loss)	$(17,923)	$12,363
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,996	6,514
Stock-based compensation	29,715	22,678
Accretion of discounts and imputed interests	(632)	(3,645)
Deferred income taxes	(152)	1,001
Provision for excess and obsolete inventory	3,490	6,064
Other	(186)	93
Changes in assets and liabilities:
Accounts receivable, net	14,165	28,849
Inventories	(17,407)	80,248
Prepaid expenses and other assets	(960)	5,101
Accounts payable	(14,879)	11,486
Accrued employee compensation	11,441	2,004
Other accrued liabilities	1,069	(15,152)
Deferred revenue	(4,252)	3,368
Income taxes payable	(9,879)	3,825
Net cash provided by operating activities	1,606	164,797
Cash flows from investing activities:
Purchases of short-term investments	(109,768)	(137,228)
Proceeds from maturities of short-term investments	120,000	120,290
Purchases of property and equipment	(20,515)	(8,994)
Purchases of long-term investments	(165)	(225)
Payments made in connection with business acquisitions, net of cash acquired	(12,193)	—
Net cash used in investing activities	(22,641)	(26,157)
Cash flows from financing activities:
Repurchases of common stock	(50,662)	(33,088)
Restricted stock unit withholdings	(13,761)	(3,409)
Proceeds from exercise of stock options	5,266	4,019
Proceeds from issuance of common stock under employee stock purchase plan	3,652	3,565
Net cash used in financing activities	(55,505)	(28,913)
Net increase (decrease) in cash and cash equivalents	(76,540)	109,727
Cash and cash equivalents, at beginning of period	286,444	176,717
Cash and cash equivalents, at end of period	$209,904	$286,444

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 28, 2025	December 31, 2024	December 31, 2025	December 31, 2024

GAAP gross profit	$73,635	$72,252	$59,384	$266,191	$195,927
GAAP gross margin	40.4%	39.1%	32.6%	38.0%	29.1%
Amortization of intangible assets	991	180	—	1,171	—
Stock-based compensation expense	548	562	391	1,988	1,613
Non-GAAP gross profit	$75,174	$72,994	$59,775	$269,350	$197,540
Non-GAAP gross margin	41.2%	39.6%	32.8%	38.5%	29.3%

GAAP research and development	$23,239	$23,328	$20,099	$85,721	$81,082
Stock-based compensation expense	(1,332)	(1,483)	(887)	(4,407)	(3,297)
Acquisition related expenses	(243)	(286)	—	(529)	—
Non-GAAP research and development	$21,664	$21,559	$19,212	$80,785	$77,785

GAAP sales and marketing	$34,877	$33,762	$32,212	$127,733	$123,694
Amortization of intangible assets	(3)	—	—	(3)	—
Stock-based compensation expense	(2,604)	(2,450)	(2,190)	(8,183)	(6,182)
Non-GAAP sales and marketing	$32,270	$31,312	$30,022	$119,547	$117,512

GAAP general and administrative	$19,544	$20,619	$17,858	$78,916	$63,468
Stock-based compensation expense	(4,252)	(4,313)	(3,158)	(15,137)	(11,586)
Acquisition related expenses	—	—	—	(705)	—
Non-GAAP general and administrative	$15,292	$16,306	$14,700	$63,074	$51,882

GAAP total operating expenses	$78,379	$79,321	$74,469	$300,343	$183,711
Amortization of intangible assets	(3)	—	—	(3)	—
Stock-based compensation expense	(8,188)	(8,246)	(6,235)	(27,727)	(21,065)
Acquisition related expenses	(243)	(286)	—	(1,234)	—
Restructuring and other charges	(646)	(1,514)	(687)	(7,764)	(4,479)
Litigation reserves, net	(73)	(98)	(3,613)	(209)	89,012
Non-GAAP total operating expenses	$69,226	$69,177	$63,934	$263,406	$247,179

GAAP operating income (loss)	$(4,744)	$(7,069)	$(15,085)	$(34,152)	$12,216
GAAP operating margin	(2.6)%	(3.8)%	(8.3)%	(4.9)%	1.8%
Amortization of intangible assets	994	180	—	1,174	—
Stock-based compensation expense	8,736	8,808	6,626	29,715	22,678
Acquisition related expenses	243	286	—	1,234	—
Restructuring and other charges	646	1,514	687	7,764	4,479
Litigation reserves, net	73	98	3,613	209	(89,012)
Non-GAAP operating income (loss)	$5,948	$3,817	$(4,159)	$5,944	$(49,639)
Non-GAAP operating margin	3.3%	2.1%	(2.3)%	0.8%	(7.4)%

GAAP other income, net	$2,201	$3,028	$3,624	$17,376	$12,672
Gain/loss on investments and others	(62)	42	110	(4,931)	93
Non-GAAP other income, net	$2,139	$3,070	$3,734	$12,445	$12,765

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 28, 2025	December 31, 2024	December 31, 2025	December 31, 2024

GAAP net income (loss)	$(684)	$(4,777)	$(8,886)	$(17,923)	$12,363
Amortization of intangible assets	994	180	—	1,174	—
Stock-based compensation expense	8,736	8,808	6,626	29,715	22,678
Acquisition related expenses	243	286	—	1,234	—
Restructuring and other charges	646	1,514	687	7,764	4,479
Litigation reserves, net	73	98	3,613	209	(89,012)
Gain/loss on investments and others	(62)	42	110	(4,931)	93
Non-GAAP tax adjustments	(2,207)	(2,692)	(3,761)	(3,902)	23,055
Non-GAAP net income (loss)	$7,739	$3,459	$(1,611)	$13,340	$(26,344)

NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share	$(0.02)	$(0.17)	$(0.31)	$(0.63)	$0.42
Amortization of intangible assets	0.03	0.01	—	0.04	—
Stock-based compensation expense	0.30	0.30	0.23	0.99	0.78
Acquisition related expenses	0.01	0.01	—	0.04	—
Restructuring and other charges	0.02	0.05	0.02	0.26	0.15
Litigation reserves, net	—	—	0.13	0.01	(3.08)
Gain/loss on investments and others	—	—	—	(0.16)	—
Non-GAAP tax adjustments	(0.08)	(0.08)	(0.13)	(0.11)	0.82
Non-GAAP net income (loss) per diluted share [1]	$0.26	$0.12	$(0.06)	$0.44	$(0.91)

Shares used in computing GAAP net income (loss) per diluted share	28,180	28,638	28,648	28,607	29,683
Shares used in computing non-GAAP net income (loss) per diluted share	29,457	29,782	28,648	30,043	28,905

1 The per share reconciliation of GAAP to non-GAAP may not aggregate due to both calculations utilizing a different share basis. The net loss per diluted share calculation uses a lower share count as it excludes potentially dilutive shares included in the net income per diluted share calculation.

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)

(Unaudited)

	Three Months Ended
	December 31, 2025	September 28, 2025	June 29, 2025	March 30, 2025	December 31, 2024

Cash, cash equivalents and short-term investments	$323,036	$326,383	$363,472	$391,927	$408,690
Cash, cash equivalents and short-term investments per diluted share	$10.97	$10.96	$11.95	$12.95	$14.27

Accounts receivable, net	$142,045	$159,880	$144,871	$142,706	$156,210
Days sales outstanding (DSO)	73	79	77	78	80

Inventories	$176,456	$166,561	$157,305	$157,898	$162,539
Ending inventory turns	2.5	2.7	2.7	2.7	3.0

Weeks of channel inventory:
U.S. retail channel	11.0	11.9	12.0	10.1	9.7
U.S. distribution channel	5.0	3.5	3.8	2.4	3.3
EMEA distribution channel	4.6	5.5	4.7	4.4	4.8
APAC distribution channel	13.7	8.3	10.2	8.3	10.0

Deferred revenue (current and non-current)	$31,110	$32,464	$33,779	$35,198	$35,362

Headcount	784	753	707	636	655
Non-GAAP diluted shares	29,457	29,782	30,424	30,253	28,648

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Twelve Months Ended
	December 31, 2025		September 28, 2025		December 31, 2024		December 31, 2025		December 31, 2024
Americas	$123,895	68%	$128,085	69%	$122,857	67%	$476,020	68%	$456,040	68%
EMEA	36,162	20%	36,936	20%	35,920	20%	139,602	20%	127,260	19%
APAC	22,411	12%	19,540	11%	23,642	13%	83,999	12%	90,459	13%
Total	$182,468	100%	$184,561	100%	$182,419	100%	$699,621	100%	$673,759	100%

SERVICE PROVIDER NET REVENUE

	Three Months Ended			Twelve Months Ended
Consumer Segment	December 31, 2025	September 28, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Service provider net revenue [1]	$22,866	$26,975	$32,543	$106,766	$139,202
Other	70,223	66,748	69,084	250,826	246,745
Total Consumer segment net revenue	$93,089	$93,723	$101,627	$357,592	$385,947

1 Service provider net revenue includes cable net revenue from retail channels. Prior-period amounts have been recast to conform to the current-period presentation.

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands, except percentage data)

(Unaudited)

SEGMENT DATA:

	Three Months Ended
	December 31, 2025			September 28, 2025			December 31, 2024
	Enterprise	Consumer	Total	Enterprise	Consumer	Total	Enterprise	Consumer	Total
Net revenue	$89,379	$93,089	$182,468	$90,838	$93,723	$184,561	$80,792	$101,627	$182,419
Cost of revenue	43,416	63,878	107,294	44,486	67,081	111,567	45,354	77,290	122,644
Gross profit	45,963	29,211	75,174	46,352	26,642	72,994	35,438	24,337	59,775
Gross margin	51.4%	31.4%	41.2%	51.0%	28.4%	39.6%	43.9%	23.9%	32.8%
Operating expenses	25,455	24,196	49,651	23,737	24,790	48,527	19,531	25,634	45,165
Contribution income (loss)	20,508	5,015	25,523	22,615	1,852	24,467	15,907	(1,297)	14,610
Contribution margin	22.9%	5.4%	14.0%	24.9%	2.0%	13.3%	19.7%	(1.3)%	8.0%
Corporate and unallocated costs			(19,575)			(20,650)			(18,769)
Amortization of intangible assets			(994)			(180)			—
Stock-based compensation expense			(8,736)			(8,808)			(6,626)
Acquisition related expenses			(243)			(286)			—
Restructuring and other charges			(646)			(1,514)			(687)
Litigation reserves, net			(73)			(98)			(3,613)
Other income, net			2,201			3,028			3,624
Income (loss) before income taxes			$(2,543)			$(4,041)			$(11,461)

	Twelve Months Ended
	December 31, 2025			December 31, 2024
	Enterprise	Consumer	Total	Enterprise	Consumer	Total
Net revenue	$342,029	$357,592	$699,621	$287,812	$385,947	$673,759
Cost of revenue	174,468	255,803	430,271	168,399	307,820	476,219
Gross profit	167,561	101,789	269,350	119,413	78,127	197,540
Gross margin	49.0%	28.5%	38.5%	41.5%	20.2%	29.3%
Operating expenses	90,841	93,100	183,941	75,408	104,138	179,546
Contribution income (loss)	76,720	8,689	85,409	44,005	(26,011)	17,994
Contribution margin	22.4%	2.4%	12.2%	15.3%	(6.7)%	2.7%
Corporate and unallocated costs			(79,465)			(67,633)
Amortization of intangible assets			(1,174)			—
Stock-based compensation expense			(29,715)			(22,678)
Acquisition related expenses			(1,234)			—
Restructuring and other charges			(7,764)			(4,479)
Litigation reserves, net			(209)			89,012
Other income, net			17,376			12,672
Income (loss) before income taxes			$(16,776)			$24,888